NEWS
Jodi Dyer
Vice President, Investor Relations and CFO, Digital & Technology
Yum! Brands Reports Second-Quarter Results;
Record 603 Net-New Units; Digital System Sales of Over $5 Billion;
Same-Store Sales Growth of 23%;
Reinstates Long-Term Growth Algorithm with Raised Unit Guidance

Louisville, KY (July 29, 2021) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the second-quarter ended June 30, 2021. Worldwide system sales excluding foreign currency translation grew 26%, with 23% same-store sales and 2% unit growth. Second-quarter GAAP EPS was $1.29, an increase of 91% over the prior year quarter. Second-quarter EPS excluding Special Items was $1.16, an increase of 41% over the prior year quarter.

DAVID GIBBS COMMENTS
David Gibbs, CEO, said “Our strong second-quarter results, led by record unit development and 23% same-store sales growth are a testament to our iconic brands, world-class talent, and best-in-class franchisees. I’m proud that each of our divisions reported positive same-store sales growth on a 2-year basis, a step up from first-quarter trends. This sustained momentum was underpinned by our investments in digital and off-premise and the agility of our brands to meet the needs of consumers in an ever-changing environment. I'm thrilled to say that unit development has accelerated driven by strong unit-level economics. On the basis of these strong results, we're reinstating our long-term growth algorithm and revising the unit growth component of this algorithm from 4% unit growth to between 4% and 5% unit growth. The resilience of our diversified global business positions us perfectly to drive growth and maximize value creation for all our stakeholders for years to come.”

SECOND-QUARTER HIGHLIGHTS
•Worldwide system sales excluding foreign currency translation grew 26%, with KFC at 35%, Taco Bell at 24% and Pizza Hut at 10%.
•We reported 2% unit growth year-over-year and record second-quarter net new unit growth of 603.
•Foreign currency translation favorably impacted divisional operating profit by $27 million.

% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+35	+30	+5	+108	+93
Pizza Hut Division	+10	+10	(3)	+18	+14
Taco Bell Division	+24	+21	+2	+29	+29
Worldwide	+26	+23	+2	+89	+53

	Second-Quarter
	2021	2020	% Change
GAAP EPS	$1.29	$0.67	+91
Special Items EPS[1]	$0.13	$(0.15)	NM
EPS Excluding Special Items	$1.16	$0.82	+41

Year-to-Date
2021	2020	% Change
$2.35	$0.94	+150
$0.13	$(0.52)	NM
$2.22	$1.46	+52
1 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.

All comparisons are versus the same period a year ago.
System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.
Digital system sales includes all transactions where consumers at system restaurants utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

KFC DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2021	2020	Reported	Ex F/X	2021	2020	Reported	Ex F/X
Restaurants	25,720	24,390	+5	N/A	25,720	24,390	+5	N/A
System Sales ($MM)	7,638	5,288	+44	+35	14,911	11,575	+29	+22
Same-Store Sales Growth (%)	+30	(21)	NM	NM	+18	(15)	NM	NM
Franchise and Property Revenues ($MM)	379	251	+52	+42	733	566	+30	+23
Operating Profit ($MM)	318	153	+108	+93	618	377	+64	+54
Operating Margin (%)	46.5	37.4	9.1	9.4	47.3	38.7	8.6	8.8

	Second-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+42	+10	+24	+11
Same-Store Sales Growth	+36	+11	+20	+12

•KFC Division opened 522 gross new restaurants in 62 countries.
•Operating margin increased 9.1 percentage points driven by same-store sales growth, lower bad debt expense, and unit growth.
•Foreign currency translation favorably impacted operating profit by $23 million.
•For the division, same-store sales grew 2% on a 2-year basis, which includes the impact of about 1% of our stores being temporarily closed as of the end of the second-quarter 2021.
◦For KFC International, same-store sales declined 1% on a 2-year basis, which includes the impact of about 2% of our stores being temporarily closed as of the end of the second-quarter 2021.
◦For KFC U.S., same-store sales grew 19% on a 2-year basis.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Second-Quarter (% Change)	Year-to-Date (% Change)
China	27%	+14	+19
United States	18%	+10	+11
Asia	12%	+11	+5
Russia, Central & Eastern Europe	7%	+101	+40
Australia	7%	+23	+17
United Kingdom	6%	+248	+80
Western Europe	5%	+65	+28
Latin America	5%	+81	+29
Africa	4%	+186	+55
Middle East / Turkey / North Africa	4%	+118	+49
Canada	2%	+15	+13
Thailand	2%	Even	(10)
India	1%	+221	+61
1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2020.

PIZZA HUT DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2021	2020	Reported	Ex F/X	2021	2020	Reported	Ex F/X
Restaurants	17,809	18,326	(3)	N/A	17,809	18,326	(3)	N/A
System Sales ($MM)	3,143	2,753	+14	+10	6,239	5,554	+12	+9
Same-Store Sales Growth (%)	+10	(9)	NM	NM	+11	(10)	NM	NM
Franchise and Property Revenues ($MM)	147	126	+16	+12	288	259	+11	+8
Operating Profit ($MM)	103	87	+18	+14	205	163	+25	+21
Operating Margin (%)	41.3	36.8	4.5	4.0	41.0	34.8	6.2	5.8

	Second-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+19	Even	+13	+4
Same-Store Sales Growth	+16	+4	+12	+10

•Pizza Hut Division opened 210 gross new restaurants in 36 countries.
•Operating margin increased 4.5 percentage points driven by same-store sales growth.
•Foreign currency translation favorably impacted operating profit by $4 million.
•For the division, same-store sales grew 1% on a 2-year basis, which includes the impact of about 2% of our stores being temporarily closed as of the end of the second-quarter 2021.
◦For Pizza Hut International, same-store sales declined 6% on a 2-year basis, which includes the impact of about 2% of our stores being temporarily closed as of the end of the second-quarter 2021.
◦For Pizza Hut U.S., same-store sales grew 9% on a 2-year basis, which includes the impact of about 1% of our stores being temporarily closed as of the end of the second-quarter 2021.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Second-Quarter (% Change)	Year-to-Date (% Change)
United States	45%	Even	+4
China	15%	+16	+33
Asia	15%	+2	+1
Latin America / Spain / Portugal	10%	+36	+11
Europe (excluding Spain & Portugal)	8%	+26	(3)
Middle East / Turkey / North Africa	3%	+57	+13
Canada	3%	+12	+15
India	1%	+163	+51
Africa	<1%	+157	+60
1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2020.

TACO BELL DIVISION

	Second-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2021	2020	Reported	Ex F/X	2021	2020	Reported	Ex F/X
Restaurants	7,567	7,400	+2	N/A	7,567	7,400	+2	N/A
System Sales ($MM)	3,189	2,564	+24	+24	6,069	5,160	+18	+17
Same-Store Sales Growth (%)	+21	(8)	NM	NM	+15	(4)	NM	NM
Franchise and Property Revenues ($MM)	179	147	+22	+21	341	295	+16	+15
Operating Profit ($MM)	198	154	+29	+29	376	298	+26	+26
Operating Margin (%)	37.2	34.4	2.8	2.8	36.8	33.0	3.8	3.8

•Taco Bell Division opened 91 gross new restaurants in 18 countries.
•Operating margin increased 2.8 percentage points due to same-store sales growth offset by higher restaurant costs.
•For the division, same-store sales grew 12% on a 2-year basis.

HABIT BURGER GRILL DIVISION

•The Habit Burger Grill Division opened 4 gross new restaurants in the U.S and Cambodia.
•During the quarter, The Habit Burger Grill Division same-store sales grew 31%.
◦For the year-to-date, The Habit Burger Grill Division same-store sales grew 22%.
•For the division, same-store sales grew 7% on a 2-year basis, which includes the impact of about 1% of stores that were temporarily closed as of the end of the second-quarter 2021.

OTHER ITEMS

•Same-store sales growth on a 2-year basis is calculated using the geometric method as follows: (1 + Q2 2020 reported same-store sales growth) * (1 + Q2 2021 reported same-store sales growth) - 1.
•On April 1, we issued $1.1 billion of YUM Senior Unsecured Notes with a coupon of 4.625% due in 2032. The proceeds from this transaction were used to redeem $1.05 billion of 5.25% Subsidiary Senior Unsecured Notes (due in 2026), including the applicable call premium.
•On June 30, we issued a redemption notice for our $350 million 3.75% YUM Senior Unsecured Notes, which were scheduled to mature on November 1, 2021. The notes will be redeemed on August 2, 2021 at par.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the second-quarter Form 10-Q.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time July 29, 2021. The number is 877/871-3172 for U.S. callers, 412/902-6603 for international callers, conference ID 5033749.
The call will be available for playback beginning at 10:00 a.m. Eastern Time July 29, 2021 through August 5, 2021. To access the playback, dial 877/344-7529 in the U.S., 855/669-9658 in Canada, and 412/317-0088 internationally, conference ID 10158416.

The webcast and the playback can be accessed by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q2 2021 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: the severity and duration of the COVID-19 pandemic, food safety and food borne-illness issues; health concerns arising from outbreaks of a significant health epidemic; the success of our franchisees and licensees; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of personal information of our customers and employees; our ability to successfully implement technology initiatives; our increasing dependence on multiple digital commerce platforms; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the loss of key personnel, or labor shortages or difficulty finding qualified employees; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; harm or dilution to our brands caused by franchisee and third party activity; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including changes in tax laws or disagreements with taxing authorities; consumer preferences and perceptions of our brands; failure to protect our service marks or other intellectual property; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; not realizing the anticipated benefits from past or potential future acquisitions, investments or other strategic transactions, and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.
Yum! Brands, Inc., based in Louisville, Kentucky, has over 51,000 restaurants in more than 150 countries and territories primarily operating the company’s brands – KFC, Pizza Hut and Taco Bell – global leaders of the chicken, pizza and Mexican-style food categories. The Company’s family of brands also includes The Habit Burger Grill, a fast-casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. Yum! Brands was included on the 2021 Bloomberg Gender-Equality Index and in 2020, Yum! Brands was named to the Dow Jones Sustainability Index North America and was ranked among the top 100 Best Corporate Citizens by 3BL Media.

Analysts are invited to contact:
Jodi Dyer, Vice President, Investor Relations and CFO, Digital & Technology at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Vice President, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/21	6/30/20	B/(W)	6/30/21	6/30/20	B/(W)
Revenues
Company sales	$520	$403	29	$996	$758	31
Franchise and property revenues	706	525	35	1,364	1,121	22
Franchise contributions for advertising and other services	376	270	39	728	582	25
Total revenues	1,602	1,198	34	3,088	2,461	26

Costs and Expenses, Net
Company restaurant expenses	417	349	(20)	809	647	(25)
General and administrative expenses	230	259	12	436	467	7
Franchise and property expenses	27	36	25	50	94	48
Franchise advertising and other services expense	372	264	(41)	715	574	(25)
Refranchising (gain) loss	(7)	(8)	(18)	(22)	(21)	2
Other (income) expense	(4)	(2)	NM	(10)	150	NM
Total costs and expenses, net	1,035	898	(15)	1,978	1,911	(4)

Operating Profit	567	300	89	1,110	550	102
Investment (income) expense, net	(1)	(91)	(99)	(1)	(57)	(99)
Other pension (income) expense	2	2	23	5	5	7
Interest expense, net	159	132	(21)	290	250	(17)
Income before income taxes	407	257	58	816	352	132
Income tax provision	16	51	68	99	63	(58)
Net Income	$391	$206	89	$717	$289	148

Basic EPS
EPS	$1.31	$0.68	92	$2.39	$0.96	150
Average shares outstanding	298	303	1	299	302	1

Diluted EPS
EPS	$1.29	$0.67	91	$2.35	$0.94	150
Average shares outstanding	304	307	1	304	307	1

Dividends declared per common share	$0.50	$0.47		$1.00	$0.94

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/21	6/30/20	B/(W)	6/30/21	6/30/20	B/(W)

Company sales	$147	$86	70	$280	$216	29
Franchise and property revenues	379	251	52	733	566	30
Franchise contributions for advertising and other services	156	72	115	294	193	52
Total revenues	682	409	67	1,307	975	34

Company restaurant expenses	118	83	(41)	229	198	(16)
General and administrative expenses	80	70	(13)	153	143	(6)
Franchise and property expenses	15	29	46	29	62	53
Franchise advertising and other services expense	151	70	(117)	284	190	(50)
Other (income) expense	—	4	NM	(6)	5	NM
Total costs and expenses, net	364	256	(42)	689	598	(15)
Operating Profit	$318	$153	108	$618	$377	64

Company restaurant margin %[1]	19.2%	2.7%	16.5 ppts.	18.0%	8.1%	9.9 ppts.

Operating margin	46.5%	37.4%	9.1 ppts.	47.3%	38.7%	8.6 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/21	6/30/20	B/(W)	6/30/21	6/30/20	B/(W)

Company sales	$12	$19	(34)	$26	$37	(29)
Franchise and property revenues	147	126	16	288	259	11
Franchise contributions for advertising and other services	90	90	—	186	174	7
Total revenues	249	235	6	500	470	6

Company restaurant expenses	11	18	36	24	37	34
General and administrative expenses	43	44	6	83	90	9
Franchise and property expenses	5	1	(389)	7	13	48
Franchise advertising and other services expense	91	87	(5)	185	171	(8)
Other (income) expense	(4)	(2)	NM	(4)	(4)	NM
Total costs and expenses, net	146	148	2	295	307	4
Operating Profit	$103	$87	18	$205	$163	25

Company restaurant margin %[1]	8.0%	4.5%	3.5 ppts.	7.3%	0.8%	6.5 ppts.

Operating margin	41.3%	36.8%	4.5 ppts.	41.0%	34.8%	6.2 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	6/30/21	6/30/20	B/(W)	6/30/21	6/30/20	B/(W)

Company sales	$223	$194	16	$431	$392	10
Franchise and property revenues	179	147	22	341	295	16
Franchise contributions for advertising and other services	130	108	21	248	215	15
Total revenues	532	449	19	1,020	902	13

Company restaurant expenses	165	147	(13)	323	300	(8)
General and administrative expenses	33	37	10	64	75	14
Franchise and property expenses	7	5	(34)	14	16	14
Franchise advertising and other services expense	130	107	(21)	246	213	(15)
Other (income) expense	(1)	(1)	NM	(3)	—	NM
Total costs and expenses, net	334	295	(14)	644	604	(7)
Operating Profit	$198	$154	29	$376	$298	26

Company restaurant margin %[1]	25.9%	24.5%	1.4 ppts.	25.0%	23.5%	1.5 ppts.

Operating margin	37.2%	34.4%	2.8 ppts.	36.8%	33.0%	3.8 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited) 6/30/21	12/31/20
ASSETS
Current Assets
Cash and cash equivalents	$552	$730
Accounts and notes receivable, less allowance: $34 in 2021 and $45 in 2020	525	534
Prepaid expenses and other current assets	437	425
Total Current Assets	1,514	1,689

Property, plant and equipment, net of accumulated depreciation of $1,279 in 2021
and $1,230 in 2020	1,211	1,235
Goodwill	597	597
Intangible assets, net	352	343
Other assets	1,408	1,435
Deferred income taxes	567	553
Total Assets	$5,649	$5,852

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,142	$1,189
Income taxes payable	16	33
Short-term borrowings	400	453
Total Current Liabilities	1,558	1,675

Long-term debt	10,258	10,272
Other liabilities and deferred credits	1,726	1,796
Total Liabilities	13,542	13,743

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 296 shares issued in 2021 and 300 issued in 2020	—	—
Accumulated deficit	(7,569)	(7,480)
Accumulated other comprehensive loss	(324)	(411)
Total Shareholders' Deficit	(7,893)	(7,891)
Total Liabilities and Shareholders' Deficit	$5,649	$5,852
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Quarter ended
	6/30/21	6/30/20
Cash Flows - Operating Activities
Net Income	$717	$289
Depreciation and amortization	78	53
Impairment and closure expense	1	146
Refranchising (gain) loss	(22)	(21)
Investment (income) expense, net	(1)	(57)
Contributions to defined benefit pension plans	(3)	(1)
Deferred income taxes	(41)	(20)
Share-based compensation expense	38	29
Changes in accounts and notes receivable	25	4
Changes in prepaid expenses and other current assets	(11)	(26)
Changes in accounts payable and other current liabilities	(95)	(76)
Changes in income taxes payable	(25)	(49)
Other, net	112	91
Net Cash Provided by Operating Activities	773	362

Cash Flows - Investing Activities
Capital spending	(84)	(67)
Acquisition of The Habit Restaurants, Inc.	—	(408)
Proceeds from refranchising of restaurants	43	3
Other, net	33	—
Net Cash Used in Financing Activities	(8)	(472)

Cash Flows - Financing Activities
Proceeds from long-term debt	1,900	600
Repayments of long-term debt	(2,002)	(41)
Revolving credit facilities, three months or less, net	—	575
Short-term borrowings by original maturity
More than three months - proceeds	—	85
More than three months - payments	—	(90)
Three months or less, net	—	—
Repurchase shares of Common Stock	(530)	—
Dividends paid on Common Stock	(299)	(283)
Debt issuance costs	(18)	(7)
Other, net	(17)	(31)
Net Cash Provided by (Used in) Financing Activities	(966)	808
Effect of Exchange Rate on Cash and Cash Equivalents	11	(18)
Net Increase (Decrease) in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(190)	680
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	1,024	768
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$834	$1,448

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);

•Effective Tax Rate excluding Special Items;

•Core Operating Profit. Core Operating Profit excludes Special Items and FX and we use Core Operating Profit for the purposes of evaluating performance internally;

•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (h) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Condensed Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of FX. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the FX impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year to date
	6/30/21	6/30/20	6/30/21	6/30/20
Detail of Special Items
Refranchising gain (loss)(a)	$2	$3	$4	$6
Costs associated with acquisition and integration of Habit Burger Grill(b)	—	(3)	—	(9)
Impairment of Habit Burger Grill goodwill(c)	—	—	—	(139)
Unlocking Opportunity Initiative contribution(d)	—	(50)	—	(50)
Charges associated with resource optimization(e)	(2)	—	(3)	—
Other Special Items Income (Expense)	—	(4)	1	(7)
Special Items Income (Expense) - Operating Profit	—	(54)	2	(199)
Charges associated with resource optimization - Other pension (expense) income(e)	1	—	1	—
Interest expense, net(f)	(34)	—	(34)	—
Special Items Income (Expense) before Income Taxes	(33)	(54)	(31)	(199)
Tax Benefit on Special Items(g)	8	7	7	40
Tax Benefit - Intra-entity transfer of intellectual property(h)	64	—	64	—
Special Items Income (Expense), net of tax	$39	$(47)	$40	$(159)
Average diluted shares outstanding	304	307	304	307
Special Items diluted EPS	$0.13	$(0.15)	$0.13	$(0.52)

Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$567	$300	$1,110	$550
Special Items Income (Expense)	—	(54)	2	(199)
Foreign Currency Impact on Divisional Operating Profit	27	N/A	43	N/A
Core Operating Profit	$540	$354	$1,065	$749

KFC Division
GAAP Operating Profit	$318	$153	$618	$377
Foreign Currency Impact on Divisional Operating Profit	23	N/A	36	N/A
Core Operating Profit	$295	$153	$582	$377

Pizza Hut Division
GAAP Operating Profit	$103	$87	$205	$163
Foreign Currency Impact on Divisional Operating Profit	4	N/A	7	N/A
Core Operating Profit	$99	$87	$198	$163

Taco Bell Division
GAAP Operating Profit	$198	$154	$376	$298
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit	$198	$154	$376	$298

Habit Burger Grill Division
GAAP Operating Profit (Loss)	$5	$(6)	$5	$(8)
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit	$5	$(6)	$5	$(8)

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.29	$0.67	$2.35	$0.94
Special Items Diluted EPS	0.13	(0.15)	0.13	(0.52)
Diluted EPS excluding Special Items	$1.16	$0.82	$2.22	$1.46

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	4.0%	19.8%	12.1%	17.8%
Impact on Tax Rate as a result of Special Items	(16.0)%	1.0%	(8.0)%	(0.9)%
Effective Tax Rate excluding Special Items	20.0%	18.8%	20.1%	18.7%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 6/30/2021
	KFC Division	Pizza Hut Division	Taco Bell Division	Habit Burger Grill Division	Unallocated	Total
GAAP Operating Profit (Loss)	$318	$103	$198	$5	$(57)	$567
Less:
Franchise and property revenues	379	147	179	1	—	706
Franchise contributions for advertising and other services	156	90	130	—	—	376
Add:
General and administrative expenses	80	43	33	11	63	230
Franchise and property expenses	15	5	7	—	—	27
Franchise advertising and other services expense	151	91	130	—	—	372
Refranchising (gain) loss	—	—	—	—	(7)	(7)
Other (income) expense	—	(4)	(1)	—	1	(4)
Company restaurant profit	$29	$1	$58	$15	$—	$103
Company sales	$147	$12	$223	$138	$—	$520
Company restaurant margin %	19.2%	8.0%	25.9%	11.6%	—%	19.8%

	Quarter ended 6/30/2020
	KFC Division	Pizza Hut Division	Taco Bell Division	Habit Burger Grill Division	Unallocated	Total
GAAP Operating Profit (Loss)	$153	$87	$154	$(6)	$(88)	$300
Less:
Franchise and property revenues	251	126	147	1	—	525
Franchise contributions for advertising and other services	72	90	108	—	—	270
Add:
General and administrative expenses	70	44	37	10	98	259
Franchise and property expenses	29	1	5	—	1	36
Franchise advertising and other services expense	70	87	107	—	—	264
Refranchising (gain) loss	—	—	—	—	(8)	(8)
Other (income) expense	4	(2)	(1)	—	(3)	(2)
Company restaurant profit	$3	$1	$47	$3	$—	$54
Company sales	$86	$19	$194	$104	$—	$403
Company restaurant margin %	2.7%	4.5%	24.5%	3.0%	—%	13.4%

	Year to date 6/30/2021
	KFC Division	Pizza Hut Division	Taco Bell Division	Habit Burger Grill Division	Unallocated	Total
GAAP Operating Profit (Loss)	$618	$205	$376	$5	$(94)	$1,110
Less:
Franchise and property revenues	733	288	341	2	—	1,364
Franchise contributions for advertising and other services	294	186	248	—	—	728
Add:
General and administrative expenses	153	83	64	23	113	436
Franchise and property expenses	29	7	14	—	—	50
Franchise advertising and other services expense	284	185	246	—	—	715
Refranchising (gain) loss	—	—	—	—	(22)	(22)
Other (income) expense	(6)	(4)	(3)	—	3	(10)
Company restaurant profit	$51	$2	$108	$26	$—	$187
Company sales	$280	$26	$431	$259	$—	$996
Company restaurant margin %	18.0%	7.3%	25.0%	10.3%	—%	18.7%

	Year to date 6/30/2020
	KFC Division	Pizza Hut Division	Taco Bell Division	Habit Burger Grill Division	Unallocated	Total
GAAP Operating Profit (Loss)	$377	$163	$298	$(8)	$(280)	$550
Less:
Franchise and property revenues	566	259	295	1	—	1,121
Franchise contributions for advertising and other services	193	174	215	—	—	582
Add:
General and administrative expenses	143	90	75	11	148	467
Franchise and property expenses	62	13	16	—	3	94
Franchise advertising and other services expense	190	171	213	—	—	574
Refranchising (gain) loss	—	—	—	—	(21)	(21)
Other (income) expense	5	(4)	—	—	149	150
Company restaurant profit	$18	$—	$92	$2	$(1)	$111
Company sales	$216	$37	$392	$113	$—	$758
Company restaurant margin %	8.1%	0.8%	23.5%	2.1%	—%	14.7%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 6/30/2021	KFC	Pizza Hut	Taco Bell	Habit Burger Grill	Corporate and Unallocated	Consolidated
Total revenues	$682	$249	$532	$139	$—	$1,602

Company restaurant expenses	118	11	165	123	—	417
General and administrative expenses	80	43	33	11	63	230
Franchise and property expenses	15	5	7	—	—	27
Franchise advertising and other services expense	151	91	130	—	—	372
Refranchising (gain) loss	—	—	—	—	(7)	(7)
Other (income) expense	—	(4)	(1)	—	1	(4)
Total costs and expenses, net	364	146	334	134	57	1,035
Operating Profit (Loss)	$318	$103	$198	$5	$(57)	$567

Quarter Ended 6/30/2020	KFC	Pizza Hut	Taco Bell	Habit Burger Grill	Corporate and Unallocated	Consolidated
Total revenues	$409	$235	$449	$105	$—	$1,198

Company restaurant expenses	83	18	147	101	—	349
General and administrative expenses	70	44	37	10	98	259
Franchise and property expenses	29	1	5	—	1	36
Franchise advertising and other services expense	70	87	107	—	—	264
Refranchising (gain) loss	—	—	—	—	(8)	(8)
Other (income) expense	4	(2)	(1)	—	(3)	(2)
Total costs and expenses, net	256	148	295	111	88	898
Operating Profit (Loss)	$153	$87	$154	$(6)	$(88)	$300

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 6/30/2021	KFC	Pizza Hut	Taco Bell	Habit Burger Grill	Corporate and Unallocated	Consolidated
Total revenues	$1,307	$500	$1,020	$261	$—	$3,088

Company restaurant expenses	229	24	323	233	—	809
General and administrative expenses	153	83	64	23	113	436
Franchise and property expenses	29	7	14	—	—	50
Franchise advertising and other services expense	284	185	246	—	—	715
Refranchising (gain) loss	—	—	—	—	(22)	(22)
Other (income) expense	(6)	(4)	(3)	—	3	(10)
Total costs and expenses, net	689	295	644	256	94	1,978
Operating Profit (Loss)	$618	$205	$376	$5	$(94)	$1,110

Year to Date 6/30/2020	KFC	Pizza Hut	Taco Bell	Habit Burger Grill	Corporate and Unallocated	Consolidated
Total revenues	$975	$470	$902	114	$—	$2,461

Company restaurant expenses	198	37	300	111	1	647
General and administrative expenses	143	90	75	11	148	467
Franchise and property expenses	62	13	16	—	3	94
Franchise advertising and other services expense	190	171	213	—	—	574
Refranchising (gain) loss	—	—	—	—	(21)	(21)
Other (income) expense	5	(4)	—	—	149	150
Total costs and expenses, net	598	307	604	122	280	1,911
Operating Profit	$377	$163	$298	$(8)	$(280)	$550

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarters and years to date ended June 30, 2021 and 2020 are preliminary.

(a)Due to their size and volatility, we have reflected as Special Items those refranchising gains and losses that were recorded in connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018. As such, refranchising gains and losses recorded during the quarters and years to date ended June 30, 2021 and 2020 as Special Items directly relate to refranchising actions initiated prior to December 31, 2018.

During the quarters ended June 30, 2021 and 2020, we recorded net refranchising gains of $2 million and $3 million, respectively, that have been reflected as Special Items. During the years to date ended June 30, 2021 and 2020, we recorded net refranchising gains of $4 million and $6 million, respectively, that have been reflected as Special Items.

Additionally, we recorded net refranchising gains of $5 million during both quarters ended June 30, 2021 and 2020, that have not been reflected as Special Items. During the years to date ended June 30, 2021 and 2020, we recorded net refranchising gains of $18 million and $15 million, respectively, that have not been reflected as Special Items. These gains relate to refranchising of restaurants in 2021 and 2020 that were not part of our aforementioned plans to achieve 98% franchise ownership and that we believe are now more indicative of our expected ongoing refranchising activity.

(b)During the quarter and year to date ended June 30, 2020, we recorded Special Item charges of $3 million and $9 million, respectively, related to the acquisition and integration of The Habit Restaurants, Inc. ("Habit").

(c)On March 18, 2020 we acquired all of the issued and outstanding common shares of Habit for total cash consideration of $408 million, net of cash acquired. During the first-quarter of 2020 the operation of substantially all Habit restaurants was impacted by government recommendations and mandates arising from containment and mitigation measures related to the COVID-19 global pandemic. As a result of the impacts of the COVID-19 pandemic on Habit’s results through March 31, 2020 as well as general market conditions, during the quarter ended March 31, 2020 we recorded a goodwill impairment charge of $139 million to Other (income) expense, which has been reflected as a Special Item. We reflected the tax benefit of this impairment charge of $32 million as a Special Item.

(d)On June 24, 2020, the YUM! Brands, Inc. Board of Directors approved the establishment of the Company's new global "Unlocking Opportunity Initiative" including a $100 million investment over the next five years to fight inequality by unlocking opportunities for employees, restaurant team members and communities. The Company contributed $50 million in the quarter ended June 30, 2020 to Yum! Brands Foundation, Inc. (a stand-alone, not-for-profit organization that is not consolidated in the Company's results) as part of these efforts and investment. As a result of the size and specific nature of this contribution, we have reflected the associated expense as a Special Item.

(e)During the quarter ended June 30, 2021, we recorded a charge of $2 million to General and administrative expenses and a credit of $1 million to Other pension (income) expense related to a resource optimization program initiated in the third quarter of 2020. This program is part of our efforts to optimize our resources, reallocating them toward critical areas of the business that will drive future growth. These critical areas include accelerating our digital, technology and innovation capabilities to deliver a modern, world-class team member and customer experience and improve unit economics. These charges have been reflected as Special Items.

(f)During the quarter ended June 30, 2021, certain subsidiaries of the Company redeemed $1,050 million aggregate principal amount of 5.25% Subsidiary Senior Unsecured Notes due in 2026 (the "2026 Notes"). The redemption amount was equal to 102.625% of the $1,050 million aggregate principal amount redeemed, reflecting a $28 million "call premium". We recognized the call premium and the write-off of $6 million of unamortized debt issuance costs associated with the 2026 Notes within Interest expense, net and we reflected the charges as Special Items due to their collective size and the fact that the amounts are not indicative of our ongoing interest expense.

(g)Tax Benefit on Special Items was determined based upon the impact of the nature, as well as the jurisdiction of the respective individual components within Special Items.

(h)During the quarter ended June 30, 2021, the United Kingdom ("UK") Finance Act 2021 was enacted resulting in an increase in the UK corporate income tax rate from 19% to 25%. As a result, in the quarter ended June 30, 2021, we remeasured the deferred tax assets originally recorded as a Special Item as part of a fourth quarter 2019 intercompany restructuring of intellectual property rights into the UK, which resulted in the recognition of an additional $64 million deferred tax benefit as a Special Item.